SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earlier event reported): November 24, 1998
                                                        -----------------
                          NATURAL HEALTH TRENDS CORP.
         --------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

         Florida                   0-25238                   59-2705336
      -----------            ---------------------   --------------------------
(State of Incorporation      (Commission File No.)   (IRS Identification Number
or other Jurisdiction)

                                 250 Park Avenue
                            New York, New York 10117
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                    (Address of Principal Executive Offices)


                                 (212) 490-6609
              -----------------------------------------------------
               (Registrant's Telephone Number Including Area Code)

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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     Pursuant to an Asset Purchase Agreement (the "Acquisition Agreement"), dated as of November 24, 1998 by and among, Natural Health Trends Corp., a Florida corporation (the "Company"), NHTC Acquisition Corp., a newly formed, wholly-owned subsidiary of the Company (the "Subsidiary"), and Kaire International, Inc., a privately held Delaware corporation ("Kairen"), the Subsidiary agreed to acquire (the "Acquisition") substantially all of the assets (the "Assets") of the Seller in exchange for the issuance (i) to Kaire, of $2,800,000 aggregate stated value of the Company's Series F Preferred Stock;
(ii) to two creditors of Kaire, $350,000 aggregate stated value of the Company's Series G Preferred Stock; and (iii) to Kaire, five-year warrants (the "Warrants") to purchase 200,000 shares of the Company's common stock, par value $.001 per share (the "Common Stock"). The Series F Preferred Stock and the Series G Preferred Stock shall be redeemable at any time by the Company at stated value and shall be convertible into such number of shares of Common Stock as determined by dividing the per share stated value by 95% of the average closing bid price of the Common Stock for the three (3) trading days prior to the date of conversion.

     The Acquisition Agreement also provides that the Subsidiary will assume certain indebtedness of Kaire, will indemnify certain officers of Kaire against sales taxes accrued prior to the closing date and will make certain annual earn-out payments to Kaire for a period of five (5) years commencing with the year ending December 31, 1999, based upon the revenues and net income, if any, of the Subsidiary.

     The closing of the Acquisition is subject to, among other conditions (i) all required approvals of the parties being obtained; (ii) completion of satisfactory due diligence by the parties; and (iii) that the Assets of Kaire being acquired are delivered free and clear of all liens and other encumbrances. No assurances can be given when if ever the Acquisition will be consummated or that any of the terms set forth herein will not be materially amended.

     Kaire develops and distributes, through a network of independent associates, products that are intended to appeal to health-conscious consumers. Current Kaire products include health care supplements and personal care products. Kaire offers a line of approximately 50 products which it divides into nine categories, including Antioxidant Protection, (Bodily) Defense, Digestion, Energy and Alertness, Stress, Vital Nutrients, Weight Management, Anti-Aging and Personal Care. Based upon the audited financial statement of Kaire, for the year ended December 31, 1997, Kaire had net sales of approximately $35,682,000 and a net loss of approximately $6,098,000, and based upon the unaudited financial statements of Kaire, for the six (6) months ended June 30, 1998, Kaire had net sales of approximately $19,885,000 and a net loss of approximately $1,422,000.

     To comply with certain continued listing requirements of the NASDAQ SmallCap Market system, the Company intends to file on approximately December 7, 1998 a proxy statement with the SEC seeking shareholder approval of, among other items, the issuance of the shares of Common Stock issuable upon conversion of the Series F Preferred Stock and the Series G Preferred Stock and exercise of the Warrants.

ITEM 5. OTHER EVENTS

     The Company has relocated its principal executive offices from its previous location at 2001 West Sample Road, Pompano Beach, Florida 33064, to its new address at 250 Park Avenue, New York, New York 10117.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned hereunto duly authorized.

                                        NATURAL HEALTH TRENDS CORP. (Registrant)



                                        By:      /s/ Joseph P. Grace
                                           -------------------------------------
                                           Joseph P. Grace, Acting President

Dated: As of November 24, 1998